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WHITESTONE REIT

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED SEPTEMBER 30, 2014

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Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of September 30, 2014, we owned
62 Community Centered Properties TM with approximately 5.1 million square feet of gross leasable
62 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
5.1 Million Sq. Ft. of gross	Dallas-Fort Worth, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were
leasable area	founded in 1998.
1,272 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Houston	deliver needed services to the surrounding community. We focus on properties with smaller rental
Dallas-Fort Worth	spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 22.8 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.4 Million	feet) and, as of September 30, 2014, provided a 47% premium rental rate compared to our larger space tenants. The largest of our 1,272 tenants comprised less than 1.8% of our annualized base rental revenues for the three months ended September 30, 2014.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR inc.
Annualized: $ 1.1400	Suzy Taylor, Director of Investor Relations			Brad Cohen
Dividend Yield: 7.6%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of November 6, 2014	Maxim Group	Robert W. Baird & Co.	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	Drew T. Babin	Merril Ross
of $14.92 as of close of market on	212.895.3641	414.298.7498	703.669.9255
November 6, 2014.	mdiana@maximgrp.com	dbabin@rwbaird.com	mross@wundernet.com
Press Release

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER 2014

- Same Store Net Operating Income Growth of 11% -
- Funds From Operations Core Increased $1.8 Million, to $0.30 per share, compared to $0.29 -
- Property Net Operating Income Improved 28.1%, to $12.1 Million -
- Leased 226,645 Square Feet Adding $15.0 Million in Lease Value
- Tightened 2014 Guidance Ranges -
- Expanded Unsecured Credit Facility to $500 Million -

Houston, Texas, November 7, 2014 - Whitestone REIT (NYSE: WSR - Whitestone or the Company), a fully integrated real estate investment trust that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the third quarter of 2014.

James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone, stated, "Our third quarter results again demonstrate the positive impact Whitestone is deriving from solid internal growth augmented by our ongoing accretive acquisitions in high growth markets. Strong same store NOI growth of 11% is due to our focus on tenants that provide services to the residents in the communities where our properties are located and the improved performance of our community centers in supporting our ability to increase rents."

Mastandrea added, "We continue to acquire ‘off market’ value-add properties, from a pipeline of properties in high growth markets in Texas and Arizona utilizing our unsecured line of credit which was recently expanded to $500 million. As we continue our ‘property-by-property’ repositioning, re-developing, and re-tenanting strategy, as well as our acquisition initiatives, we expect that occupancies, revenue, and NOI will increase resulting in strong operating results for the balance of the year and beyond.”

Financial Results: Third Quarter 2014 Compared to Third Quarter 2013

•	Funds From Operations ("FFO") Core increased 35%, or approximately $1.8 million, to $6.9 million from $5.1 million.

•
FFO Core per diluted common share and Operating Partnership ("OP") unit was $0.30, as compared to $0.29 per diluted common share and OP unit for the same period of 2013. FFO Core excludes non-cash share-based compensation expense related to the expected vesting of restricted share and unit grants of $1.5 million and $0.8 million, or $0.06 and $0.05 per diluted common share and OP unit in the third quarter of 2014 and 2013, respectively. FFO Core also excludes acquisition expenses of $0.4 million and $0.1 million in the third quarter of 2014 and 2013, respectively.

•
FFO increased 26% to $5.1 million in the third quarter. FFO per diluted common share and OP unit was $0.22 in the third quarter 2014, as compared to $0.23 per diluted common share and OP unit for the third quarter 2013.

•	Net Income was $1.1 million, or $0.05 per diluted common share, as compared to $0.6 million, or $0.04 per diluted common share in the prior year.

•	Total revenues increased 16% to $18.9 million, compared to $16.3 million.

•	Property net operating income ("NOI") grew by 27% to $12.1 million, as compared to $9.5 million.

•	Same store NOI of $10.5 million increased by 11%, from $9.5 million.

Leasing Activity

The leasing team signed 82 leases totaling 226,645 square feet in new, expansion, and renewal leases in the third quarter of 2014, as compared to 98 leases totaling 260,371 square feet in the third quarter of 2013. The average lease size in the third quarter of 2014 was 2,764 square feet with the total lease value added increasing 15.4%, to $15.0 million, compared to the third quarter of 2013.

The Company's total occupancy was 85.8% as of the end of the third quarter 2014, up 77 basis points from prior year and down 22 basis points from the second quarter of 2014. The physical occupancy of the Operating Portfolio, which excludes new acquisitions and properties that are undergoing significant redevelopment or re-tenanting, was 85.7% as of September 30, 2014, compared to 85.9% and 86.0% in the prior year and previous quarter, respectively.

Acquisition Activity

During the third quarter of 2014, Whitestone completed two acquisitions of Community Centered PropertiesTM in San Antonio and Fort Worth, Texas.

•
On July 1, 2014, the Company acquired Heritage Trace Plaza, in Fort Worth, Texas, for approximately $20.1 million in cash and net prorations. The 70,431 square foot property was 98% leased at the time of purchase. Proceeds from Whitestone's credit facility of $20.0 million were used for the acquisition.

•
On September 19, 2014, the Company acquired The Strand at Huebner Oaks in the northwest submarket of San Antonio, Texas. The Strand is a 90% leased, family-focused property containing 73,920 square feet of leasable area on 8.2 acres. Proceeds from Whitestone's credit facility of $18.0 million funded the acquisition.

Subsequent Events

On November 7, 2014, Whitestone REIT entered into a $500 million unsecured credit facility (the "Facility"), amending its current facility of $175 million. The amended and restated credit facility more than doubles the existing facility, extends the current maturity, improves the overall terms including improvement of the capitalization rate used for valuation from 9% to 8.0% for Houston legacy assets and 7.5% for all other assets, and improves overall pricing by 35bps to 55bps, based on corporate leverage levels. The Facility is comprised of three tranches:

•	$400 million unsecured revolving credit facility (the “Revolver”)

•	$50 million unsecured term loan (the “Term Loan 1”), and

•	$50 million unsecured term loan (the “Term Loan 2”).

The Facility includes an accordion feature that will allow the Facility to further increase to $700 million, upon satisfaction of certain conditions, including obtaining additional commitments from lenders. Pricing for the Revolver and Term Loans is based on corporate leverage levels and is priced at 1.40% to 1.95% on the Revolver and 1.35% to 1.90% on the two Term Loans. The Revolver and Term Loan 2 will mature on November 7, 2018, with an option to extend for one additional year to November 5, 2019. The maturity date on Term Loan 1 remains unchanged at February 17, 2017.

On November 5, 2014, the Company completed the acquisitions of Fulton Ranch Towne Center for $29.3 million, and The Promenade at Fulton Ranch for $18.6 million. The Fulton Ranch Towne Center acquisition totals 113,281 square feet of leasable area on 34.8 acres, with current occupancy of 86.3%. The Promenade at Fulton Ranch acquisition totals 98,792 square feet of leasable area on 14.3 acres. Occupancy of the center is currently 76%.
Both properties are located in Chandler, Arizona. Proceeds from Whitestone's credit facility of $48.0 million funded the combined acquisitions.

Community Centered PropertiesTM Portfolio Statistics

As of September 30, 2014, Whitestone owned 62 Community Centered PropertiesTM with 5.1 million square feet of gross leasable area, including six development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas-Fort Worth, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and as of September 30, 2014, provided a 47% premium rental rate compared to Whitestone's larger space tenants. As of September 30, 2014, the Company serviced 1,272 tenants throughout its portfolio. No single tenant accounted for more than 1.8% of the Company's annualized base rental revenues as of September 30, 2014.

Balance Sheet and Liquidity

As of September 30, 2014, Whitestone had $303.9 million of real estate debt. Real estate debt as a percentage of total market capitalization was 48% as of September 30, 2014 and the Company's ratio of EBITDA to interest expense, excluding amortization of loan fees, was 3.1x in the third quarter of 2014.

Whitestone had 43 properties unencumbered by mortgage debt as of September 30, 2014, with an undepreciated cost basis of $366.4 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $585.7 million and $546.3 million as of September 30, 2014 and December 31, 2013, respectively. As of September 30, 2014, $204.0 million, or approximately 67%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt and on fixed-rate debt as of the end of the third quarter of 2014 was 3.4% and 3.9%, respectively.

At quarter end, Whitestone had $6.3 million of cash available on its balance sheet and $24.9 million of available capacity under its credit facility.

For the third quarter ended September 30, 2014, under the Company's on-going At-The-Market equity distribution program, the Company sold 78,107 common shares, generating net proceeds of approximately $1.2 million.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2014, paid or to be paid in three equal installments of $0.095 in October, November and December. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Earnings Guidance

Whitestone is updating its 2014 guidance:

•	FFO Core in the range of $1.16 to $1.18 per diluted share and OP unit;

•	FFO in the range of $0.91 to $0.93 per diluted share and OP unit; and

•	EPS in the range of $0.23 to $0.25 per diluted share. Guidance for EPS excludes gains on real estate transactions.

Additional information on the Company's 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Monday, November 10, 2014 at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events Press Releases tab. The call is also accessible via telephone by dialing 1-888-500-6973 for domestic participants or 1-719-457-2657 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through November 24, 2014, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 6399033. Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the third quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone's diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,272 tenants comprised less than 1.8% of its annualized base rental revenues as of September 30, 2014. Founded in 1998, the Company is internally managed with a portfolio of 62 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, NOI and EBITDA. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 STaylor@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$585,741	$546,274
Accumulated depreciation	(70,962)	(66,008)
Total real estate assets	514,779	480,266
Cash and cash equivalents	6,268	6,491
Marketable securities	926	877
Escrows and acquisition deposits	4,116	2,095
Accrued rents and accounts receivable, net of allowance for doubtful accounts	10,735	9,929
Unamortized lease commissions and loan costs	6,422	6,227
Prepaid expenses and other assets	2,226	2,089
Total assets	$545,472	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$304,090	$264,277
Accounts payable and accrued expenses	15,113	12,773
Tenants' security deposits	4,037	3,591
Dividends and distributions payable	6,625	6,418
Total liabilities	329,865	287,059
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2014 and December 31, 2013	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 22,821,189 and 21,943,700 issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	23	22
Additional paid-in capital	302,483	291,571
Accumulated deficit	(90,289)	(75,721)
Accumulated other comprehensive gain (loss)	42	(54)
Total Whitestone REIT shareholders' equity	212,259	215,818
Noncontrolling interest in subsidiary	3,348	5,097
Total equity	215,607	220,915
Total liabilities and equity	$545,472	$507,974

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Property revenues
Rental revenues	$14,811	$12,594	$42,623	$35,407
Other revenues	4,117	3,697	11,766	9,548
Total property revenues	18,928	16,291	54,389	44,955

Property expenses
Property operation and maintenance	4,157	4,145	11,959	10,558
Real estate taxes	2,635	2,673	7,196	6,483
Total property expenses	6,792	6,818	19,155	17,041

Other expenses (income)
General and administrative	4,212	2,722	10,751	7,682
Depreciation and amortization	3,998	3,450	11,814	9,783
Interest expense	2,762	2,602	7,583	7,664
Interest, dividend and other investment income	(31)	(26)	(71)	(114)
Total other expense	10,941	8,748	30,077	25,015

Income before loss on disposal of assets and income taxes	1,195	725	5,157	2,899

Provision for income taxes	(74)	(90)	(215)	(227)
Loss on sale or disposal of assets	—	—	(109)	(48)

Net income	1,121	635	4,833	2,624

Less: Net income attributable to noncontrolling interests	18	21	105	91

Net income attributable to Whitestone REIT	$1,103	$614	$4,728	$2,533

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.04	$0.21	$0.15
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.03	$0.21	$0.15

Weighted average number of common shares outstanding:
Basic	22,482	17,036	22,182	16,916
Diluted	22,690	17,331	22,359	17,156

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$1,121	$635	$4,833	$2,624

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	345	(331)	48	162
Unrealized gain (loss) on available-for-sale marketable securities	(56)	(39)	49	176

Comprehensive income	1,410	265	4,930	2,962

Less: Comprehensive income attributable to noncontrolling interests	26	8	107	103

Comprehensive income attributable to Whitestone REIT	$1,384	$257	$4,823	$2,859

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$4,833	$2,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,814	9,783
Amortization of deferred loan costs	636	823
Amortization of notes payable discount	229	387
Gain on sale of marketable securities	—	(41)
Loss on sale or disposal of assets and properties	109	48
Bad debt expense	1,466	1,431
Share-based compensation	3,024	1,501
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,021)	886
Accrued rent and accounts receivable	(2,272)	(2,653)
Related party receivable	—	652
Unamortized lease commissions	(1,121)	(993)
Prepaid expenses and other assets	625	336
Accounts payable and accrued expenses	2,100	(393)
Tenants' security deposits	446	336
Net cash provided by operating activities	19,868	14,727
Cash flows from investing activities:
Acquisitions of real estate	(38,076)	(58,403)
Additions to real estate	(7,416)	(3,925)
Proceeds from sales of marketable securities	—	747
Net cash used in investing activities	(45,492)	(61,581)
Cash flows from financing activities:
Distributions paid to common shareholders	(19,055)	(14,504)
Distributions paid to OP unit holders	(436)	(528)
Proceeds from issuance of common shares, net of offering costs	6,458	4,184
Payments of exchange offer costs	(67)	(23)
Proceeds from notes payable	28,300	47,150
Proceeds from revolving credit facility, net	15,300	73,400
Repayments of notes payable	(4,641)	(57,936)
Payments of loan origination costs	(434)	(1,927)
Repurchase of common shares	(24)	—
Net cash provided by financing activities	25,401	49,816
Net increase (decrease) in cash and cash equivalents	(223)	2,962
Cash and cash equivalents at beginning of period	6,491	6,544
Cash and cash equivalents at end of period	$6,268	$9,506

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Nine Months Ended September 30,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,852	$6,950
Cash paid for taxes	238	237
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$6,111	$194
Financed insurance premiums	$888	$883
Value of shares issued under dividend reinvestment plan	$71	$72
Accrued offering costs	$—	$15
Value of common shares exchanged for OP units	$1,452	$1,132
Change in fair value of available-for-sale securities	$49	$176
Change in fair value of cash flow hedge	$48	$162
Debt assumed with acquisitions of real estate	$—	$11,100
Interest supplement assumed with acquisition of real estate	$—	$932

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$1,103	$614	$4,728	$2,533
Depreciation and amortization of real estate assets	3,975	3,427	11,747	9,716
Loss on disposal of assets	—	—	109	48
Net income attributable to noncontrolling interests	18	21	105	91
FFO	5,096	4,062	16,689	12,388

Non cash share-based compensation expense	1,485	834	3,092	1,501
Acquisition costs	365	130	673	612
Rent support agreement payments received	—	91	156	91
FFO Core	$6,946	$5,117	$20,610	$14,592

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$5,096	$4,062	$16,689	$12,388
Distributions paid on unvested restricted common shares	(54)	(10)	(127)	(32)
FFO excluding amounts attributable to unvested restricted common shares	$5,042	$4,052	$16,562	$12,356
FFO Core excluding amounts attributable to unvested restricted common shares	$6,892	$5,107	$20,483	$14,560

Denominator:
Weighted average number of total common shares - basic	22,482	17,036	22,182	16,916
Weighted average number of total noncontrolling OP units - basic	425	577	495	605
Weighted average number of total commons shares and noncontrolling OP units - basic	22,907	17,613	22,677	17,521

Effect of dilutive securities:
Unvested restricted shares	208	295	177	240
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,115	17,908	22,854	17,761

FFO per common share and OP unit - basic	$0.22	$0.23	$0.73	$0.71
FFO per common share and OP unit - diluted	$0.22	$0.23	$0.72	$0.70

FFO Core per common share and OP unit - basic	$0.30	$0.29	$0.90	$0.83
FFO Core per common share and OP unit - diluted	$0.30	$0.29	$0.90	$0.82

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,103	$614	$4,728	$2,533
General and administrative expenses	4,212	2,722	10,751	7,682
Depreciation and amortization	3,998	3,450	11,814	9,783
Interest expense	2,762	2,602	7,583	7,664
Interest, dividend and other investment income	(31)	(26)	(71)	(114)
Provision for income taxes	74	90	215	227
Loss on disposal of assets	—	—	109	48
Net income attributable to noncontrolling interests	18	21	105	91
NOI	$12,136	$9,473	$35,234	$27,914

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,103	$614	$4,728	$2,533
Depreciation and amortization	3,998	3,450	11,814	9,783
Interest expense	2,762	2,602	7,583	7,664
Provision for income taxes	74	90	215	227
Loss on disposal of assets	—	—	109	48
Net income attributable to noncontrolling interests	18	21	105	91
EBITDA	$7,955	$6,777	$24,554	$20,346

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2013
Net income attributable to Whitestone REIT	$1,103	$1,253	$2,372	$1,261
Depreciation and amortization	3,998	3,908	3,908	3,646
Interest expense	2,762	2,449	2,372	2,486
Provision for income taxes	74	57	84	78
Loss on disposal of assets	—	24	85	8
Net income attributable to noncontrolling interests	18	27	60	34
EBITDA	$7,955	$7,718	$8,881	$7,513

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,
	Same Store(1)		New Store		Total
	2014	2013	2014	2013	2014	2013
Property revenues	$16,681	$16,291	$2,247	$—	$18,928	$16,291
Property expenses	6,149	6,818	643	—	6,792	6,818
Property net operating income	$10,532	$9,473	$1,604	$—	$12,136	$9,473

	Nine Months Ended September 30,
	Same Store(1)		New Store		Total
	2014	2013	2014	2013	2014	2013
Property revenues	$43,472	$42,187	$10,917	$2,768	$54,389	$44,955
Property expenses	15,958	16,148	3,197	893	19,155	17,041
Property net operating income	$27,514	$26,039	$7,720	$1,875	$35,234	$27,914

(1)
We define "Same Stores" as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended September 30, 2014 to the three months ended September 30, 2013, Same Stores include properties currently owned that were acquired before July 1, 2013. For purposes of comparing the nine months ended September 30, 2014 to the nine months ended September 30, 2013, Same Stores include properties currently owned that were acquired before January 1, 2013.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Other Financial Information:

Tenant improvements (1)	$752	$939	$3,012	$2,644
Leasing commissions (1)	$560	$544	$1,211	$1,100
Scheduled debt principal payments	$327	$480	$1,057	$2,006
Straight line rent income	$347	$504	$823	$971
Market rent amortization income (loss) from acquired leases	$(44)	$14	$(195)	$63
Non-cash share-based compensation expense	$1,485	$834	$3,092	$1,501
Non-real estate depreciation and amortization	$23	$23	$67	$67
Amortization of loan fees	$231	$269	$636	$823
Acquisition costs	$365	$130	$673	$612
Undepreciated value of unencumbered properties	$366,397	$284,796	$366,397	$284,796
Number of unencumbered properties	43	33	43	33
Full time employees	75	69	75	69

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2014
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.3%	22,821
Operating partnership units outstanding	1.7%	402
Total	100.0%	23,223

Market price of common shares as of
September 30, 2014		$13.94

Total equity capitalization		323,729	52%

Debt Capitalization:
Outstanding debt		$304,090
Less: Cash and cash equivalents		(6,268)
		297,822	48%

Total Market Capitalization as of
September 30, 2014		$621,551	100%

SELECTED RATIOS:
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2013
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$7,955	$7,718	$8,881	$7,513
Interest expense, excluding amortization of loan fees	2,531	2,246	2,170	2,264
Ratio of EBITDA to interest expense	3.1	3.4	4.1	3.3

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$585,741	$548,515	$548,221	$546,274

Outstanding debt	$304,090	$264,123	$264,649	$264,277
Less: Cash	(6,268)	(5,042)	(3,442)	(6,491)
Outstanding debt after cash	$297,822	$259,081	$261,207	$257,786
Ratio of debt to real estate assets	51%	47%	48%	47%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2014	December 31, 2013
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,500	$10,500
$50.0 million, 0.84% plus 1.75% to 2.50% Note, due February 3, 2017 (2)	50,000	50,000
$37.0 million 3.76% Note, due December 1, 2020	36,321	37,000
$6.5 million 3.80% Note, due January 1, 2019	6,395	6,500
$20.2 million 4.28% Note, due June 6, 2023	20,200	20,200
$14.0 million 4.34% Note, due September 11, 2024	14,000	—
$14.3 million 4.34% Note, due September 11, 2024	14,300	—
$1.0 million 4.75% Note, due December 31, 2014	1,000	1,087
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,886	7,875
$11.1 million 5.87% Note, due August 6, 2016	11,681	11,900
$3.0 million 6.00% Note, due March 31, 2021	—	2,905
$0.9 million 2.97% Note, due November 28, 2014	197	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.75% to 2.50%, due February 3, 2017	100,100	84,800
	$304,090	$264,277

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our unsecured credit facility at 0.84%.

(3)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2014
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2014	$563	$1,000	$1,563	0.5%
2015	1,820	—	1,820	0.6%
2016	2,104	11,125	13,229	4.4%
2017	2,349	157,938	160,287	52.6%
2018	2,531	9,560	12,091	4.0%
2019 and thereafter	9,420	105,680	115,100	37.9%
Total	$18,787	$285,303	$304,090	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	September 30,	September 30,	June 30,	March 31,	December 31,
Community Centered Properties	2014	2014	2014	2014	2013
Retail	2,906,686	87%	88%	88%	90%
Office/Flex	1,201,672	85%	87%	87%	91%
Office	633,534	78%	76%	75%	75%
Total - Operating Portfolio	4,741,892	86%	86%	86%	88%
Redevelopment, New Acquisitions (1)	369,968	87%	86%	83%	80%
Total	5,111,860	86%	86%	86%	87%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix	$1,061	1.8%	7/12/2000, 5/8/1991 and 7/1/2000	2020, 2020 and 2021
Bashas' Inc. (3)	Phoenix	884	1.5%	12/9/1993, 10/9/2004 and 4/1/2009	2014, 2024 and 2029
Wells Fargo & Company (4)	Phoenix	636	1.1%	10/24/1996 and 4/16/1999	2016 and 2018
University of Phoenix	San Antonio	510	0.9%	10/18/2010	2018
Sports Authority	San Antonio	495	0.8%	1/1/2004	2015
Paul's Ace Hardware	Phoenix	460	0.8%	3/1/2008	2018
Walgreens Co. (5)	Phoenix	448	0.8%	11/3/1996 and 11/2/1987	2049 and 2027
Ross Dress for Less, Inc. (6)	San Antonio, Phoenix and Houston	443	0.8%	6/18/2012, 2/11/2009 and 2/7/2013	2023, 2020 and 2023
Rock Solid Images	Houston	363	0.6%	4/1/2004	2015
Super Bravo, Inc.	Houston	349	0.6%	6/15/2011	2023
The Final, LLC (7)	Phoenix	336	0.6%	3/21/2011 and 2/27/2014	2015
Midland Financial Co.	Phoenix	329	0.6%	1/1/2006	2015
Air Liquide America, L.P.	Dallas	329	0.6%	8/1/2001	2018
Sterling Jewelers, Inc.	Phoenix	326	0.5%	11/23/2004	2020
KinderCare Learning Centers LLC (8)	Phoenix	322	0.5%	5/7/2001 and 7/15/2000	2021 and 2035
		$7,291	12.5%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2014 for each applicable tenant multiplied by 12.

(2)
As of September 30, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.7% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.6% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $292,000, which represents 0.5% of our total annualized base rental revenue.

(3)
As of September 30, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on December 9, 1993, and is scheduled to expire in 2014, was $61,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 1.2% of our total annualized base rental revenue.

(4)
As of September 30, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $522,000, which represents 0.9% of our total annualized base rental revenue.

(5)
As of September 30, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on November 5, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue.

(6)
As of September 30, 2014, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $158,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(7)
As of September 30, 2014, we had two leases with the same tenant occupying space at properties in Phoenix. The annualized rental revenue for the lease that commenced on March 21, 2011, and is scheduled to expire in 2015, was $156,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 27, 2014, and is scheduled to expire in 2015, was $180,000, which represents 0.3% of our total annualized base rental revenue.

(8)
As of September 30, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on May 7, 2001, and is scheduled to expire in 2021, was $267,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 15, 2000, and is scheduled to expire in 2035, was $55,000, which represents 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
RENEWALS
Number of Leases	45	34	152	116
Total Square Feet (1)	144,863	125,277	362,907	287,325
Average Square Feet	3,219	3,685	2,388	2,477
Total Lease Value	$10,000,000	$4,473,000	$20,828,000	$13,395,000
NEW LEASES
Number of Leases	37	64	145	140
Total Square Feet (1)	81,782	135,094	315,971	311,552
Average Square Feet	2,210	2,111	2,179	2,225
Total Lease Value	$5,018,000	$8,538,000	20,524,000	20,006,000
TOTAL LEASES
Number of Leases	82	98	297	256
Total Square Feet (1)	226,645	260,371	678,878	598,877
Average Square Feet	2,764	2,657	2,286	2,339
Total Lease Value	$15,018,000	$13,011,000	$41,352,000	$33,401,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2014	55	$9,810,358	178,002	3.5	$602,800	$3.39	$13.74	$14.14	$(71,154)	(2.8)%	$91,492	3.8%
2nd Quarter 2014	66	6,378,848	132,925	3.0	293,446	2.21	15.03	15.09	(8,300)	(0.4)%	139,878	7.5%
1st Quarter 2014	67	5,659,344	108,642	3.3	270,139	2.49	14.31	13.71	64,222	4.4%	169,843	12.0%
4th Quarter 2013	59	4,135,630	102,893	2.5	247,271	2.40	15.01	14.81	20,698	1.4%	83,231	5.7%
Total - 12 months	247	$25,984,180	522,462	3.1	$1,413,656	$2.71	$14.44	$14.43	$5,466	0.1%	$484,444	6.8%

Comparable New Leases:
3rd Quarter 2014	13	$1,195,188	29,704	3.2	$122,946	$4.14	$12.12	$12.41	$(8,631)	(2.3)%	$25,443	7.4%
2nd Quarter 2014	17	1,396,045	20,928	3.6	177,422	8.48	17.99	17.36	13,378	3.6%	75,688	26.3%
1st Quarter 2014	18	1,865,865	35,063	4.5	177,176	5.05	12.08	11.42	23,296	5.8%	65,137	18.0%
4th Quarter 2013	13	1,145,166	15,764	4.4	204,187	12.95	18.98	18.33	10,184	3.5%	18,471	6.7%
Total - 12 months	61	$5,602,264	101,459	3.9	$681,731	$6.72	$14.38	$14.01	$38,227	2.6%	$184,739	14.6%

Comparable Renewal Leases:
3rd Quarter 2014	42	$8,615,170	148,298	3.6	$479,854	$3.24	$14.07	$14.49	$(62,523)	(2.9)%	$66,049	3.2%
2nd Quarter 2014	49	4,982,803	111,997	2.8	116,024	1.04	14.47	14.67	$(21,678)	(1.4)%	64,190	4.1%
1st Quarter 2014	49	3,793,479	73,579	2.7	92,963	1.26	15.37	$14.81	40,926	3.8%	104,706	9.9%
4th Quarter 2013	46	2,990,464	87,129	2.1	43,084	0.49	14.29	14.17	10,514	0.8%	64,760	5.5%
Total - 12 months	186	$20,381,916	421,003	2.9	$731,925	$1.74	$14.45	$14.53	$(32,761)	(0.6)%	$299,705	5.1%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
3rd Quarter 2014	27	$5,208,713	75,500	4.9	$1,105,419	$14.64	$16.71
2nd Quarter 2014	36	8,457,970	95,059	4.9	1,137,401	11.97	14.47
1st Quarter 2014	46	5,837,450	126,678	3.1	723,376	5.71	12.43
4th Quarter 2013	32	6,617,801	142,661	6.1	702,071	4.92	7.70
Total - 12 months	141	$26,121,934	439,898	4.8	$3,668,267	$8.34	$12.07

Non-Comparable New Leases:
3rd Quarter 2014	24	$3,823,482	67,871	4.6	$971,445	$14.31	$16.07
2nd Quarter 2014	33	7,279,225	82,269	4.9	1,112,628	13.52	14.17
1st Quarter 2014	40	4,964,491	105,196	3.1	652,989	6.21	12.44
4th Quarter 2013	32	6,617,801	142,661	6.1	702,071	4.92	7.70
Total - 12 months	129	$22,684,999	397,997	4.8	$3,439,133	$8.64	$11.72

Non-Comparable Renewal Leases:
3rd Quarter 2014	3	$1,385,231	7,629	7.5	$133,974	$17.56	$22.41
2nd Quarter 2014	3	1,178,745	12,790	5.2	24,773	1.94	16.40
1st Quarter 2014	6	872,959	21,482	3.0	70,387	3.28	12.42
4th Quarter 2013	—	—	—	—	—	—	—
Total - 12 months	12	$3,436,935	41,901	4.5	$229,134	$5.47	$15.45

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2014	82	$15,019,071	253,502	4.0	$1,708,219	$6.74	$14.63
2nd Quarter 2014	102	14,836,818	227,984	3.8	1,430,847	6.28	14.80
1st Quarter 2014	113	11,496,794	235,320	3.2	993,515	4.22	13.30
4th Quarter 2013	91	10,753,431	245,554	4.6	949,342	3.87	10.76
Total - 12 months	388	$52,106,114	962,360	3.9	$5,081,923	$5.28	$13.36

New
3rd Quarter 2014	37	$5,018,670	97,575	4.2	$1,094,391	$11.22	$14.87
2nd Quarter 2014	50	8,675,270	103,197	4.6	$1,290,050	12.50	14.95
1st Quarter 2014	58	6,830,356	140,259	3.4	830,165	5.92	12.35
4th Quarter 2013	45	7,762,967	158,425	5.9	906,258	5.72	8.82
Total - 12 months	190	$28,287,263	499,456	4.6	$4,120,864	$8.25	$12.26

Renewal
3rd Quarter 2014	45	$10,000,401	155,927	3.8	$613,828	$3.94	$14.48
2nd Quarter 2014	52	6,161,548	124,787	3.1	140,797	1.13	14.67
1st Quarter 2014	55	4,666,438	95,061	2.8	163,350	1.72	14.70
4th Quarter 2013	46	2,990,464	87,129	2.1	43,084	0.49	14.29
Total - 12 months	198	$23,818,851	462,904	3.1	$961,059	$2.08	$14.54

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2014
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2014	168	412,220	8.1%	$4,884	8.2%	$11.85
2015	282	720,612	14.1%	9,269	15.5%	12.86
2016	241	655,660	12.8%	8,934	15.0%	13.63
2017	194	585,881	11.5%	8,787	14.7%	15.00
2018	134	590,605	11.6%	8,987	15.1%	15.22
2019	134	411,046	8.0%	6,607	11.1%	16.07
2020	33	284,887	5.6%	3,296	5.5%	11.57
2021	22	161,697	3.2%	2,094	3.5%	12.95
2022	24	161,923	3.2%	2,031	3.4%	12.54
2023	13	125,953	2.5%	1,169	2.0%	9.28
Total	1,245	4,110,484	80.6%	$56,058	94.0%	$13.64

(1)	Lease expirations table reflects rents in place as of September 30, 2014, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2014 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2014 Financial Guidance

Guidance Summary

	2013	2014 Projected (Q3-14 Revised)
	Actual	Low	High
Base Property NOI (1)	$38,635,000	$46,500,000	$47,000,000

Same Store Property NOI Growth (2)		5%	6%

Base Property % Leased at period end (1)	86.8%	86.0%	87.0%

Acquisitions	$131,000,000	$86,000,000	$132,000,000
Dispositions	$—	$—	$10,000,000
New Development	$—	$—	$5,000,000

FFO Core per common share and OP unit	$1.10	$1.16	$1.18

FFO per common share and OP unit	$0.91	$0.91	$0.93

Guidance Rollforward

	2014 Projected (Q3-14 Revised)
	Low	High
2013 FFO Core per common share and OP unit	$1.10	$1.10

NOI
Same Store Property Growth (2)	0.08	0.09
Full Year NOI from 2013 Acquisitions (3)	0.25	0.26
2014 Acquisitions	0.06	0.07

General and administrative	(0.08)	(0.08)
Net Interest Expense	(0.04)	(0.04)

Before change in weighted average shares	$1.37	$1.40

Change in Weighted Average Shares	(0.21)	(0.22)

2014 FFO Core Range	$1.16	$1.18

(1)	Reflects properties owned as of December 31, 2013.

(2)	Reflects properties owned for the full year ended December 31, 2013.

(3)	Reflects difference between full year of NOI for properties acquired in 2013 and partial year in 2013.

Whitestone REIT and Subsidiaries 2014 Financial Guidance (continued)

Reconciliation of FFO and FFO Core Guidance to Net Income Per Share
(All numbers are per diluted share)

Funds from Operations Guidance:	Full Year 2013	Full Year 2014 Projected (Q3-14 Revised)
	Actual	Low	High
Net income attributable to Whitestone REIT	$0.20	$0.23	$0.25

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization and other amounts	0.71	0.68	0.68

Funds from Operations	$0.91	$0.91	$0.93

Adjustments to reconcile FFO to FFO Core:
All other non-core amounts	0.19	0.25	0.25

Funds from Operations Core	$1.10	$1.16	$1.18

Whitestone REIT and Subsidiaries Property Details As of September 30, 2014

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	98%	$886	$12.44	$13.20
Anthem Marketplace	Phoenix	2000	113,293	94%	1,585	14.88	14.88
Bellnott Square	Houston	1982	73,930	37%	296	10.82	10.60
Bissonnet Beltway	Houston	1978	29,205	95%	406	14.63	14.81
Centre South	Houston	1974	39,134	89%	305	8.76	8.87
The Citadel	Phoenix	1985	28,547	93%	447	16.84	17.59
Desert Canyon	Phoenix	2000	62,533	82%	624	12.17	13.22
Fountain Square	Phoenix	1986	118,209	75%	1,530	17.26	16.98
Gilbert Tuscany Village	Phoenix	2009	49,415	77%	570	14.98	18.19
Heritage Trace Plaza	Dallas	2006	70,431	88%	1,499	24.19	24.19
Holly Knight	Houston	1984	20,015	100%	372	18.59	18.54
Headquarters Village	Dallas	2009	89,134	84%	2,040	27.25	29.01
Kempwood Plaza	Houston	1974	101,008	90%	769	8.46	9.22
Lion Square	Houston	1980	117,592	77%	978	10.80	10.89
MarketPlace At Central	Phoenix	2000	111,130	88%	687	7.02	7.43
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	92%	1,533	14.03	14.03
Paradise Plaza	Phoenix	1993	125,898	90%	1,439	12.70	13.97
Pinnacle of Scottsdale	Phoenix	1991	113,108	94%	1,858	17.48	18.09
Providence	Houston	1980	90,327	85%	788	10.26	9.44
Shaver	Houston	1978	21,926	93%	262	12.85	12.01
Shops at Pecos Ranch	Phoenix	2009	78,767	97%	1,615	21.14	21.14
Shops at Starwood	Dallas	2006	55,385	100%	1,435	25.91	28.42
South Richey	Houston	1980	69,928	100%	647	9.25	9.35
Spoerlein Commons	Chicago	1987	41,455	86%	743	20.84	20.95
The Strand at Huebner Oaks	San Antonio	2000	73,920	90%	1,399	21.03	21.03
SugarPark Plaza	Houston	1974	95,032	99%	1,026	10.91	10.70
Sunridge	Houston	1979	49,359	82%	365	9.02	8.87
Sunset at Pinnacle Peak	Phoenix	2000	41,530	79%	520	15.85	15.85
Terravita Marketplace	Phoenix	1997	102,733	96%	1,353	13.72	13.63
Torrey Square	Houston	1983	105,766	80%	735	8.69	8.36
Town Park	Houston	1978	43,526	100%	814	18.70	18.70
Village Square at Dana Park	Phoenix	2009	310,979	82%	5,236	20.53	20.57
Webster Pointe	Houston	1984	26,060	100%	277	10.63	10.05
Westchase	Houston	1978	49,573	83%	517	12.57	12.52
Windsor Park	San Antonio	1992	196,458	97%	2,039	10.70	10.26
			2,906,686	88%	37,595	14.70	14.93
Office/Flex Communities:
Brookhill	Houston	1979	74,757	88%	$253	$3.85	$3.77
Corporate Park Northwest	Houston	1981	185,627	81%	1,752	11.65	11.96
Corporate Park West	Houston	1999	175,665	96%	1,636	9.70	10.12

Whitestone REIT and Subsidiaries Property Details As of September 30, 2014 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Corporate Park Woodland	Houston	2000	99,937	94%	947	10.08	9.87
Dairy Ashford	Houston	1981	42,902	99%	255	6.00	5.79
Holly Hall Industrial Park	Houston	1980	90,000	100%	782	8.69	8.26
Interstate 10 Warehouse	Houston	1980	151,000	81%	578	4.73	4.94
Main Park	Houston	1982	113,410	79%	673	7.51	7.57
Plaza Park	Houston	1982	105,530	67%	651	9.21	9.16
Westbelt Plaza	Houston	1978	65,619	70%	490	10.67	10.01
Westgate Service Center	Houston	1984	97,225	87%	538	6.36	6.23
			1,201,672	85%	8,555	8.38	8.40
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	63%	$1,141	$14.39	$13.85
Featherwood	Houston	1983	49,760	90%	858	19.16	18.58
Pima Norte	Phoenix	2007	35,110	50%	228	12.99	15.72
Royal Crest	Houston	1984	24,900	85%	251	11.86	13.47
Uptown Tower	Dallas	1982	253,981	79%	3,525	17.57	16.92
Woodlake Plaza	Houston	1974	106,169	93%	1,525	15.45	15.63
Zeta Building	Houston	1982	37,740	90%	546	16.07	16.07
			633,534	78%	8,074	16.34	16.14

Total/Weighted Average- Operating Portfolio			4,741,892	86%	54,224	13.30	13.43

Corporate Park Woodland II	Houston	1972	16,220	87%	$204	$14.46	$14.53
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,662	16.78	17.02
Market Street at DC Ranch	Phoenix	2003	242,459	86%	3,591	17.22	18.79
Total/Weighted Average - Redevelopment, New Acquisitions (4)			369,968	87%	5,457	16.95	18.05

Anthem Marketplace	Phoenix	N/A	—	—%	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—%	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—%	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—%	—	—	—

Grand Total/Weighted Average			5,111,860	86%	$59,681	$13.58	$13.78

(1)
Calculated as the tenant's actual September 30, 2014 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2014. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2014 equaled approximately $208,000 for the month ended September 30, 2014.

(2)	Calculated as annualized base rent divided by square feet leased as of September 30, 2014. Excludes vacant space as of September 30, 2014.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2014, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of September 30, 2014.

(4)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of September 30, 2014, these properties are held for development and, therefore, had no gross leasable area.

HOUSTON Webster Pointe • Centre South • The Zeta • Royal Crest • Featherwood • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Brookhill Plaza • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • **PHOENIX** Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • **DALLAS** Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • Heritage Trace Plaza • **CHICAGO** Spoerlein Commons • **SAN ANTONIO** Windsor Park Centre • The Strand at Huebner Oaks

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2600 South Gessner Road, Suite 500, Houston, Texas 77063 | Phone 713.827.9595 | Fax 713.465.8847 | www.whitestonereit.com

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